MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



November 15, 2001

Board of Directors
Fidelity Bancorp, Inc.
1009 Perry Highway
Pittsburgh, Pennsylvania 15237

         RE:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Fidelity Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 126,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), in connection with the proposed merger of Carnegie Financial Corporation with and into the Company, all as described in the Registration Statement. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

         Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus/ Proxy Statement forming a part of the Registration Statement.

                                                Very truly yours,


                                                /s/MALIZIA SPIDI & FISCH, PC
                                                --------------------------------
                                                MALIZIA SPIDI & FISCH, PC